Form N-SAR,
Sub-Item 77Q1(d)
Copies of any constituent
instruments defining the
rights of shareholders


Nuveen Large Cap Growth Opportunities Fund,
Nuveen Mid Cap Growth Opportunities Fund and
Nuveen Dividend Value Fund, each a series of Nuveen Investment Funds, Inc.
811-05309



A new share class was added to the Large Cap
Growth Opportunities Fund, Nuveen Mid Cap
Growth Opportunities Fund and Nuveen Dividend
Value Fund, defined as Class R6, in the Registration
Statement for Nuveen Investment Funds, Inc. filed on December 17, 2012, under Conformed
Submission 485APOS, accession number,
0001193125-12-504758. We hereby incorporate by reference this registration statement as an exhibit to Sub-Item 77Q1(d) of Form N-SAR.